UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2015, Five Prime Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Leerink Partners LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”) relating to the issuance and sale of 3,410,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price per share of $22.00. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase additional shares of Common Stock in an amount not to exceed 511,500 shares. The net proceeds to the Company from this offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $70.0 million after deducting underwriting discounts and commissions, structuring fees and estimated expenses payable by the Company. The closing of the sale of the Shares is expected to occur on or about January 12, 2015, subject to customary closing conditions.

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-200067), previously filed with and declared effective by the Securities and Exchange Commission (“SEC”), and a prospectus supplement. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.

On January 5, 2015, the Company issued a press release announcing that it had commenced the offering. On January 6, 2015, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Neither the disclosures on this Current Report on Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2015, between the Company and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 5, 2015

99.2	Press Release, dated January 6, 2015

Forward-Looking Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Each of these forward-looking statements involves various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this report include statements relating to the Company’s expectations regarding the completion, timing and size of the proposed offering, and net proceeds from the offering. There can be no assurance that the Company will be able to complete the offering on the anticipated terms, or at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this report are discussed in the Company’s filings with the SEC, including under the heading “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Senior Vice President, General Counsel & Secretary

Dated: January 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2015, between the Company and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 5, 2015

99.2	Press Release, dated January 6, 2015